EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT  TO CURRENT REPORT ON
FORM 8-K DATED January 26, 2004

Commission File Number 1-6887

Bank of Hawaii Corporation 2003 Financial Results

•                  2003 Diluted Earnings Per Share Increase to $2.21, Up 30% From 2002

•                  2003 Net Income $135.2 Million, Up 12% From 2002

•                  Board of Directors Declares Dividend of $0.30 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 26, 2004) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share for 2003 of $2.21, up $0.51 or 30.0 percent from diluted earnings per share of $1.70 in 2002.  Net income for the year was $135.2 million, up $14.0 million or 11.6 percent from $121.2 million in the previous year.  The return on average assets in 2003 was 1.44 percent, up from 1.22 percent in 2002.  The return on average equity for the year was 15.02 percent, up from 10.24 percent in 2002.

“Our positive financial results for 2003 reflect the hard work and focus of our employees, and I’m proud of their accomplishments,” said Michael E. O’Neill, Chairman and CEO.  “Last year marked the final phase of our ambitious three-year strategic plan which began in 2001, and I’m pleased to report that we have exceeded all of our key goals.   Entering 2004, Hawaii’s economy continues its strong pace, and we believe our company is ready to build on its successes.  We look forward to continuing the momentum as we prepare to execute our next three-year plan that will guide us through 2006.”

Diluted earnings per share for the fourth quarter of 2003 were $0.66, up $0.22 or 50.0 percent from $0.44 per diluted share for the same period last year.  Net income in the fourth quarter was $38.7 million, up 33.8 percent from net income of $28.9 million in the fourth quarter last year.  The return on average assets for the fourth quarter of 2003 was 1.66 percent, up from 1.53 percent in the previous quarter and up from 1.20 percent in the fourth quarter of 2002.  The return on average equity was 18.59 percent during the quarter, up from 16.69 percent in the third quarter of 2003 and up significantly from 10.72 percent in the same quarter last year.

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Bank of Hawaii Corporation 2003 Financial Results

Financial Highlights

Net interest income for the fourth quarter of 2003 was $93.4 million, up $2.3 million from net interest income of $91.1 million in the third quarter of 2003 and up $3.2 million from $90.2 million in the same quarter last year.  The increase in net interest income from the previous quarter was largely due to higher yields on investment securities.  The increase in net interest income from the fourth quarter of 2002 was primarily due to lower interest rates on deposits and a decline in short-term borrowings.  An analysis of the change in net interest income is included in Table 6.

The net interest margin was 4.35 percent for the fourth quarter of 2003, a 20 basis point increase from 4.15 percent in the previous quarter and a 30 basis point increase from 4.05 percent in the fourth quarter of 2002.  The net interest margin for the full year of 2003 was 4.23 percent, a 24 basis point increase from 3.99 percent in 2002.

The Company did not recognize a provision for loan and lease losses during the fourth quarter of 2003 and has not recorded a provision for the last six quarters.  The allowance for loan and lease losses was reduced $3.6 million from September 30, 2003, which equaled the amount of net charge-offs for the fourth quarter.

Non-interest income was $49.4 million for the quarter, a decrease of $4.4 million or 8.1 percent compared to non-interest income of $53.8 million in the third quarter of 2003.  The decrease was primarily due to reduced gains on sales of mortgage loans and lower commercial loan prepayment penalties during the fourth quarter.  Non-interest income was down $0.9 million or 1.8 percent from non-interest income of $50.4 million in the fourth quarter of 2002 largely due to a decline in gains on sales of mortgage loans.

Non-interest expense was $83.4 million in the fourth quarter of 2003, down $5.5 million or 6.2 percent from $88.9 million in the previous quarter and down $13.3 million or 13.8 percent from $96.7 million in the same quarter last year.  Non-interest expense for the third quarter of 2003 and the fourth quarter of 2002 included $4.4 million and $7.1 million, respectively, in systems replacement costs.  The fourth quarter of 2002 also included $0.4 million in net restructuring costs.  Excluding these costs, non-interest expense was down $1.1 million compared to the third quarter of 2003.  The decrease was primarily due to a gain on the sale of foreclosed property in the fourth quarter and the third quarter donation to the Bank of Hawaii Charitable Foundation, partially offset by increased salaries and benefits related to employee incentives.  An analysis of salary and benefit expenses is included in Table 7.  Excluding systems replacement and net restructuring costs, non-interest expense decreased $5.9 million or 6.6 percent from the same quarter last year largely due to cost savings associated with the systems replacement project.

The efficiency ratio for the full year of 2003 was 63.4 percent.  Excluding systems replacement and net restructuring costs, the efficiency ratio for 2003 was 59.5 percent, a significant improvement compared to 62.1 percent in the previous year.  The efficiency ratio for the fourth quarter of 2003 was 58.4 percent compared to 63.5 percent, excluding systems replacement and net restructuring costs, in the fourth quarter last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Previously reported results have been reclassified to conform to current methodologies.  Business segment performance details are summarized in Tables 11a and 11b.

Asset Quality

Bank of Hawaii Corporation’s strong credit quality continued to improve during the fourth quarter of 2003.  Non-performing assets were $31.7 million at the end of the quarter, a decrease of $8.4 million, or 20.9 percent compared to non-performing assets of $40.1 million at the end of the previous quarter.  Contributing to the improvement in non-performing assets was the fourth quarter 2003 sale of a $3.7 million foreclosed property.  Non-performing assets declined $22.7 million, or 41.7 percent compared to $54.4 million at the end of the fourth quarter last year.  At December 31, 2003 the ratio of non-performing assets to total loans and foreclosed real estate was 0.55 percent compared with 0.72 percent at September 30, 2003 and 1.01 percent at December 31, 2002.

Non-accrual loans were $27.3 million at December 31, 2003, a reduction of $4.1 million, or 13.1 percent, from $31.4 million at September 30, 2003 and down $17.7 million, or 39.3 percent, from $45.0 million at December 31, 2002.  Non-accrual loans as a percentage of total loans were 0.47 percent at December 31, 2003, down from 0.56 percent at the end of the previous quarter and down from 0.84 percent at the end of the comparable quarter last year.

Net charge-offs during the fourth quarter of 2003 were $3.6 million, or 0.26 percent (annualized) of total average loans, down from $5.3 million, or 0.38 percent (annualized) of total average loans in the third quarter of 2003.  Net charge-offs in the fourth quarter of 2003 were comprised of $6.9 million in charge-offs partially offset by recoveries of $3.3 million.  Net charge-offs during the fourth quarter of 2002 were $11.6 million, or 0.88 percent (annualized) of total average loans.   Net charge-offs for the full year of 2003 were $13.8 million, or 0.25 percent of total average loans, a decrease of 50.2 percent from net charge-offs of $27.7 million, or 0.51 percent of total average loans in 2002.

The allowance for loan and lease losses was $129.1 million at December 31, 2003.  The ratio of the allowance for loan and lease losses to total loans was 2.24 percent at December 31, 2003 down from 2.38 percent at September 30, 2003 and down from 2.67 percent at December 31, 2002.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 8.

Other Financial Highlights

Total assets were $9.5 billion at December 31, 2003, up from total assets of $9.4 billion at September 30, 2003 and essentially flat compared with total assets of $9.5 billion at December 31, 2002.  Total loans were $5.8 billion at December 31, 2003, up from total loans of $5.6 billion at September 30, 2003 and up from total loans of $5.4 billion at December 31, 2002.  Total deposits at December 31, 2003 were $7.3 billion, up $231 million from September 30, 2003 and up $413 million from December 31, 2002.  The increase in deposits was primarily due to continued growth in demand and savings deposits.

During the fourth quarter of 2003, Bank of Hawaii Corporation repurchased 1.6 million shares of common stock at a total cost of $64.2 million under the share repurchase program.  The average cost per share was $40.27 during the quarter.  From the beginning of the share repurchase program in July 2001 through December 31, 2003, the Company had repurchased a total of 29.8 million shares and returned a total of $855.0 million to the shareholders at an average cost of $28.68 per share.  Through January 23, 2004, the Company repurchased an additional 0.3 million shares of common stock at a cost of $42.79 per share.  Remaining buyback authority was $133.2 million at January 23, 2004.

The Company’s capital and liquidity remain strong.  At December 31, 2003 the Tier 1 leverage ratio was 8.43 percent compared to 8.52 percent at September 30, 2003 and 10.34 percent at December 31, 2002.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.30 per share on the Company’s outstanding shares.  The dividend will be payable on March 12, 2004 to shareholders of record at the close of business on March 1, 2004.

Economic Update

During the fourth quarter of 2003, Hawaii’s economy continued to outperform the national average.  Hawaii’s 4.0 percent fourth quarter unemployment rate, employment growth rate of 4.5 percent (persons), and job growth rate of 2.0 percent (payrolls) ranked among the top five states nationwide.  Travel volumes continued to grow at 3-4 percent overall during the fourth quarter, recovering from SARS effects in the second quarter of 2003.  Tourism is expected to reach record volumes for domestic travelers during 2003, and an all-time high for overall visitor days (arrivals times stay length) for the year.  International travel prospects were enhanced during the fourth quarter by the strengthening yen against the US dollar.  Home sales reached record high volumes with record high prices during the quarter.  Construction spending, up 40 percent over the last four years, headed into the fourth quarter of 2003 running ahead of prior year volumes 4-5 percent.  For more economic information, visit the Company’s web site http://www.boh.com/econ/.

Business and Earnings Outlook – Plan for 2004 to 2006

In 2001, the Company announced a three-year plan designed to refocus on maximizing shareholder value over time, which continues to be our governing objective.  That plan was successfully completed in 2003.  The new three-year plan for 2004 – 2006 continues to build on the winning strategy of that plan.  There are five key elements of the new plan: 1) accelerate revenue growth in island markets; 2) better integrate our business segments; 3) develop our management teams; 4) improve efficiency; and 5) maintain a discipline of dependable risk and capital management.   Bank of Hawaii Corporation currently estimates that its net income for 2004 should be approximately $157 million.  Based on current conditions, the Company does not expect to record a provision for loan and lease losses in 2004.  However, the actual amount of the provision for loan and lease losses depends on determinations of credit risk that are made near the end of each quarter.  Earnings per share and return on equity projections continue to be dependent upon the terms and timing of share repurchases.  A summary of the Company’s financial targets for 2004 – 2006 are included in Table 13.

Conference Call Information

The Company will review its 2003 financial results and discuss the new 2004-2006 plan today at 8:00 a.m. Hawaii Time (1:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is 800-299-7635 in the United States or 617-786-2901 for international callers.  No confirmation code is required to access the call.  A replay will be available for one week beginning at 10:00 a.m. Hawaii Time (3:00 p.m. Eastern Time) on Monday, January 26, 2004 by calling 888-286-8010 in the United States or 617-801-6888 for international callers and entering the number 54443887 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

This news release contains forward-looking statements concerning, among other things, the economic environment in our service area, the expected level of loan loss provisioning, anticipated savings of our systems replacement project, the effect of our new three-year plan, and anticipated dividends, revenues and expenses during 2004 and beyond.  We believe the assumptions underlying our forward-looking statements are reasonable.  However, any of the assumptions could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates that may affect our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases; 5) inability to achieve expected benefits of our business process changes due to adverse changes in implementation processes or costs, operational savings, or timing; 6) real or threatened acts of war or terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and our customers’ operations.  We do not undertake any obligation to update forward-looking statements to reflect later events or circumstances.

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Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1
(dollars in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
Earnings Highlights and Performance Ratios	2003	2002(1)	2003	2002(1)

Net Income	$38,673	$28,908	$135,195	$121,180
Basic Earnings Per Share	0.70	0.45	2.32	1.75
Diluted Earnings Per Share	0.66	0.44	2.21	1.70
Cash Dividends	16,770	12,193	50,589	50,635
Return on Average Assets	1.66%	1.20%	1.44%	1.22%
Return on Average Equity	18.59%	10.72%	15.02%	10.24%
Net Interest Margin	4.35%	4.05%	4.23%	3.99%
Efficiency Ratio	58.41%	68.80%	63.38%	64.94%
Efficiency Ratio excluding ITSRP and Restructuring Costs	58.41%	63.51%	59.51%	62.13%

	December 31,
Statement of Condition Highlights and Performance Ratios	2003	2002

Total Assets	$9,461,647	$9,516,418
Net Loans	5,628,095	5,216,151
Total Deposits	7,332,779	6,920,161
Total Shareholders’ Equity	793,132	1,015,759

Book Value Per Common Share	$14.44	$16.12
Allowance / Loans and Leases Outstanding	2.24%	2.67%
Average Equity / Average Assets	9.60%	11.88%
Employees (FTE)	2,702	2,891
Branches and offices	89	93
Market Price Per Share of Common Stock for the Quarter Ended:
Closing	$42.20	$30.39
High	$42.99	$31.05
Low	$33.69	$25.40

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands except per share amounts)	2003	2002(1)	2003	2002(1)
Interest Income
Interest and Fees on Loans and Leases	$80,351	$85,945	$334,793	$366,366
Income on Investment Securities - Held to Maturity	7,183	3,122	18,956	16,774
Income on Investment Securities - Available for Sale	19,032	24,088	77,793	104,261
Deposits	1,169	3,578	4,816	20,020
Funds Sold	85	834	1,919	3,503
Other	1,007	1,312	4,244	5,614
Total Interest Income	108,827	118,879	442,521	516,538
Interest Expense
Deposits	9,433	17,657	47,473	84,348
Security Repurchase Agreements	1,359	4,585	7,939	30,173
Funds Purchased	249	255	944	1,030
Short-Term Borrowings	17	217	92	1,489
Long-Term Debt	4,417	5,947	20,131	29,267
Total Interest Expense	15,475	28,661	76,579	146,307
Net Interest Income	93,352	90,218	365,942	370,231
Provision for Loan and Lease Losses	—	—	—	11,616
Net Interest Income After Provision for Loan and Lease Losses	93,352	90,218	365,942	358,615
Non-Interest Income
Trust and Asset Management	12,759	13,085	50,996	55,733
Mortgage Banking	3,324	4,398	15,556	18,866
Service Charges on Deposit Accounts	9,442	8,326	35,938	32,617
Fees, Exchange, and Other Service Charges	13,725	12,963	56,221	51,594
Investment Securities Gains (Losses)	(20)	612	1,789	615
Insurance	3,597	3,099	13,680	10,938
Other	6,610	7,872	24,540	27,972
Total Non-Interest Income	49,437	50,355	198,720	198,335
Non-Interest Expense
Salaries and Benefits	46,409	44,734	186,280	186,563
Net Occupancy Expense	9,933	10,638	38,980	39,149
Net Equipment Expense	7,395	11,077	33,652	41,253
Restructuring and Other Related Costs	—	385	—	2,364
Information Technology Systems Replacement Project	—	7,052	21,871	13,628
Other	19,667	22,827	77,092	86,292
Total Non-Interest Expense	83,404	96,713	357,875	369,249
Income Before Income Taxes	59,385	43,860	206,787	187,701
Provision for Income Taxes	20,712	14,952	71,592	66,521
Net Income	$38,673	$28,908	$135,195	$121,180
Basic Earnings Per Share	$0.70	$0.45	$2.32	$1.75
Diluted Earnings Per Share	$0.66	$0.44	$2.21	$1.70
Dividends Declared Per Share	$0.30	$0.00	$0.87	$0.73
Basic Weighted Average Shares	55,374,874	64,154,477	58,338,566	69,385,745
Diluted Weighted Average Shares	58,570,941	66,378,208	61,085,567	71,447,333

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition (Unaudited)	Table 3

(dollars in thousands)	December 31, 2003	December 31, 2002
Assets
Interest-Bearing Deposits	$154,735	$549,978
Investment Securities - Held to Maturity (Market Value of $720,699 and $236,016)	727,233	229,720
Investment Securities - Available for Sale	1,991,116	2,287,201
Funds Sold	—	195,000
Loans Held for Sale	9,211	40,118
Loans	5,757,175	5,359,004
Allowance for Loan and Lease Losses	(129,080)	(142,853)
Net Loans	5,628,095	5,216,151
Total Earning Assets	8,510,390	8,518,168
Cash and Non-Interest Bearing Deposits	363,495	374,352
Premises and Equipment	160,005	176,969
Customers’ Acceptance Liability	1,707	2,680
Accrued Interest Receivable	32,672	36,722
Foreclosed Real Estate	4,377	9,434
Mortgage Servicing Rights	22,178	28,820
Goodwill	36,216	36,216
Other Assets	330,607	333,057
Total Assets	$9,461,647	$9,516,418
Liabilities
Deposits
Non-Interest Bearing Demand	$1,933,928	$1,719,633
Interest Bearing Demand	1,356,330	1,171,832
Savings	2,833,379	2,535,219
Time	1,209,142	1,493,477
Total Deposits	7,332,779	6,920,161
Securities Sold Under Agreements to Repurchase	472,757	735,621
Funds Purchased	109,090	64,467
Short-Term Borrowings	12,690	33,420
Current Maturities of Long-Term Debt	96,505	114,781
Banker’s Acceptances Outstanding	1,707	2,680
Retirement Benefits Payable	61,841	61,385
Accrued Interest Payable	7,483	13,731
Taxes Payable	207,101	196,813
Other Liabilities	138,999	82,596
Long-Term Debt	227,563	275,004
Total Liabilities	8,668,515	8,500,659
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: December 2003 - 81,647,729 / 54,928,480, December 2002 - 81,294,730 / 63,015,442	807	806
Capital Surplus	391,701	372,192
Accumulated Other Comprehensive Income (Loss)	(5,711)	11,659
Retained Earnings	1,199,077	1,115,910
Deferred Stock Grants	(8,309)	(1,424)
Treasury Stock, at Cost (Shares: December 2003 - 26,719,249, December 2002 - 18,279,288)	(784,433)	(483,384)
Total Shareholders’ Equity	793,132	1,015,759
Total Liabilities and Shareholders’ Equity	$9,461,647	$9,516,418

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)		Total	Common Stock	Capital Surplus	Accum. Other Compre- hensive Income (Loss)	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre- hensive Income

Balance at December 31, 2002		$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income:
Net Income		135,195	—	—	—	135,195	—	—	$135,195
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities		(16,434)	—	—	(16,434)	—	—	—	(16,434)
Pension Liability Adjustment		(936)	—	—	(936)	—	—	—	(936)
Total Comprehensive Income									$117,825

Common Stock Issued:
38,928	Retirement Savings Plan	1,370	—	526	—	—	—	844
1,213,303	Stock Option Plan	28,712	—	5,380	—	(1,439)	(1,498)	26,269
94,511	Dividend Reinvestment Plan	3,292	—	1,237	—	—	—	2,055
8,482	Directors’ Restricted Shares and Deferred Compensation Plan	48	1	286	—	—	—	(239)
328,200	Employees’ Restricted Shares	6,693	—	12,080	—	—	(5,387)	—
Treasury Stock Purchased (9,762,079 shares)		(329,978)	—	—	—	—	—	(329,978)
Cash Dividends Paid		(50,589)	—	—	—	(50,589)	—	—
Balance at December 31, 2003		$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)

Balance at December 31, 2001		$1,247,012	$806	$367,672	$22,761	$1,055,424	$(7,637)	$(192,014)
Comprehensive Income:
Net Income		121,180	—	—	—	121,180	—	—	$121,180
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities		4,237	—	—	4,237	—	—	—	4,237
Foreign Currency Translation Adjustment		(582)	—	—	(582)	—	—	—	(582)
Pension Liability Adjustment		(14,757)	—	—	(14,757)	—	—	—	(14,757)
Total Comprehensive Income									$110,078

Common Stock Issued:
43,449	Profit Sharing Plan	1,240	—	288	—	—	—	952
1,581,876	Stock Option Plan	32,279	—	5,352	—	(10,057)	(793)	37,777
101,796	Dividend Reinvestment Plan	2,893	—	656	—	(2)	—	2,239
4,792	Directors’ Restricted Shares and Deferred Compensation Plan	20	—	141	—	—	—	(121)
(81,600)	Employees’ Restricted Shares	5,089	—	(1,917)	—	—	7,006	—
Treasury Stock Purchased (11,838,800 shares)		(332,217)	—	—	—	—	—	(332,217)
Cash Dividends Paid		(50,635)	—	—	—	(50,635)	—	—
Balance at December 31, 2002		$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5a

	Three Months Ended December 31, 2003			Three Months Ended September 30, 2003			Three Months Ended December 31, 2002(1)
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest Bearing Deposits	$218.6	$1.2	2.12%	$224.7	$1.2	2.08%	$796.6	$3.6	1.78%
Funds Sold	34.3	0.1	0.99	102.4	0.3	0.97	234.5	0.8	1.42
Investment Securities
Held to Maturity	742.1	7.2	3.89	675.1	6.4	3.82	253.8	3.2	4.98
Available for Sale	1,898.6	19.0	4.01	2,090.6	16.5	3.15	2,273.3	24.1	4.24
Loans Held for Sale	13.9	0.2	6.21	52.2	0.7	5.45	38.9	0.6	5.88
Loans and Lease Financing
Commercial and Industrial	858.2	10.6	4.90	862.8	10.8	4.95	881.7	11.3	5.07
Construction	99.2	1.1	4.30	87.8	0.9	4.26	131.5	1.8	5.30
Commercial Mortgage	627.4	8.9	5.62	670.6	9.4	5.56	610.5	9.9	6.40
Residential Mortgage	2,336.3	34.5	5.90	2,298.8	36.2	6.30	2,212.7	38.5	6.97
Installment	598.1	13.4	8.89	558.6	12.8	9.09	443.3	11.7	10.53
Home Equity	453.0	5.6	4.89	448.1	5.6	4.99	422.1	5.8	5.50
Purchased Home Equity	104.7	0.6	2.24	132.6	0.7	2.20	10.1	—	—
Lease Financing	494.0	5.5	4.44	487.2	5.6	4.52	498.5	6.3	5.03
Total Loans and Lease Financing	5,570.9	80.2	5.73	5,546.5	82.0	5.89	5,210.4	85.3	6.52
Other	76.8	1.0	5.20	76.1	1.0	5.38	78.7	1.3	6.62
Total Earning Assets	8,555.2	108.9	5.07	8,767.6	108.1	4.91	8,886.2	118.9	5.33
Cash and Non-Interest Bearing Deposits	323.5			333.2			305.2
Other Assets	379.1			399.2			363.4
Total Assets	$9,257.8			$9,500.0			$9,554.8

Interest Bearing Liabilities
Interest Bearing Deposits
Demand	$1,293.8	$0.5	0.16%	$1,245.8	$0.5	0.15%	$1,105.1	$1.1	0.39%
Savings	2,786.6	3.2	0.46	2,754.6	3.4	0.49	2,468.2	6.4	1.03
Time	1,227.9	5.7	1.83	1,285.7	6.4	1.97	1,538.2	10.2	2.63
Total Interest Bearing Deposits	5,308.3	9.4	0.71	5,286.1	10.3	0.77	5,111.5	17.7	1.37
Short-Term Borrowings	608.0	1.7	1.06	827.8	2.3	1.08	1,053.5	5.1	1.90
Long-Term Debt	324.2	4.4	5.41	325.7	4.4	5.40	389.9	5.9	6.05
Total Interest Bearing Liabilities	6,240.5	15.5	0.98	6,439.6	17.0	1.04	6,554.9	28.7	1.73
Net Interest Income		$93.4			$91.1			$90.2
Interest Rate Spread			4.09%			3.87%			3.60%
Net Interest Margin			4.35%			4.15%			4.05%
Non-Interest Bearing Demand Deposits	1,836.4			1,844.4			1,601.0
Other Liabilities	355.7			344.1			329.3
Shareholders’ Equity	825.2			871.9			1,069.6
Total Liabilities and Shareholders’ Equity	$9,257.8			$9,500.0			$9,554.8

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5b

	Year Ended December 31, 2003			Year Ended December 31, 2002(1)
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest Bearing Deposits	$227.3	$4.8	2.12%	$1,100.0	$20.0	1.82%
Funds Sold	162.9	1.9	1.18	213.8	3.5	1.64
Investment Securities
Held to Maturity	488.0	19.1	3.92	311.7	17.0	5.47
Available for Sale	2,142.4	77.8	3.63	2,028.9	104.3	5.14
Loans Held for Sale	39.5	2.2	5.48	120.2	8.0	6.65
Loans and Lease Financing
Commercial and Industrial	860.3	41.9	4.87	1,024.1	52.0	5.08
Construction	96.3	4.4	4.56	151.5	8.3	5.45
Commercial Mortgage	644.8	37.4	5.81	598.7	40.0	6.68
Residential Mortgage	2,295.0	145.6	6.34	2,334.4	164.3	7.04
Installment	548.8	52.6	9.59	408.3	45.1	11.05
Home Equity	444.6	22.5	5.05	393.4	22.9	5.81
Purchased Home Equity	144.7	5.9	4.10	2.5	—	—
Lease Financing	489.9	22.3	4.55	498.4	25.8	5.17
Total Loans and Lease Financing	5,524.4	332.6	6.02	5,411.3	358.4	6.62
Other	75.7	4.3	5.61	91.5	5.6	6.14
Total Earning Assets	8,660.2	442.7	5.11	9,277.4	516.8	5.57
Cash and Non-Interest Bearing Deposits	328.4			313.2
Other Assets	388.9			370.6
Total Assets	$9,377.5			$9,961.2

Interest Bearing Liabilities
Interest Bearing Deposits
Demand	$1,215.7	$2.5	0.20%	$1,014.7	$4.3	0.42%
Savings	2,723.9	15.7	0.58	2,263.4	29.4	1.30
Time	1,352.3	29.3	2.17	1,765.5	50.6	2.87
Total Interest Bearing Deposits	5,291.9	47.5	0.90	5,043.6	84.3	1.67
Short-Term Borrowings	724.2	9.0	1.24	1,390.2	32.7	2.35
Long-Term Debt	352.7	20.1	5.71	471.3	29.3	6.21
Total Interest Bearing Liabilities	6,368.8	76.6	1.20	6,905.1	146.3	2.12
Net Interest Income		$366.1			$370.5
Interest Rate Spread			3.91%			3.45%
Net Interest Margin			4.23%			3.99%
Non-Interest Bearing Demand Deposits	1,753.9			1,556.3
Other Liabilities	354.7			316.3
Shareholders’ Equity	900.1			1,183.5
Total Liabilities and Shareholders’ Equity	$9,377.5			$9,961.2

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Tax Equivalent Basis (Unaudited)	Table 6

	Year Ended December 31, 2003 Compared to 2002(2)
(dollars in millions)	Volume(1)	Rate(1)	Total
Change in Interest Income:
Interest Bearing Deposits	$(18.0)	$2.8	$(15.2)
Funds Sold	(0.7)	(0.9)	(1.6)
Investment Securities
Held to Maturity	7.8	(5.7)	2.1
Available for Sale	5.6	(32.1)	(26.5)
Loans Held for Sale	(4.6)	(1.2)	(5.8)
Loans and Lease Financing
Commercial and Industrial	(8.0)	(2.1)	(10.1)
Construction	(2.7)	(1.2)	(3.9)
Commercial Mortgage	2.8	(5.4)	(2.6)
Residential Mortgage	(2.7)	(16.0)	(18.7)
Installment	14.0	(6.5)	7.5
Home Equity	2.8	(3.2)	(0.4)
Purchased Home Equity	0.1	5.8	5.9
Lease Financing	(0.4)	(3.1)	(3.5)
Total Loans and Lease Financing	5.9	(31.7)	(25.8)
Other	(0.9)	(0.4)	(1.3)

Total Change in Interest Income	(4.9)	(69.2)	(74.1)

Change in Interest Expense:
Interest Bearing Deposits
Demand	0.7	(2.5)	(1.8)
Savings	5.1	(18.8)	(13.7)
Time	(10.4)	(10.9)	(21.3)
Total Interest Bearing Deposits	(4.6)	(32.2)	(36.8)
Short-Term Borrowings	(11.9)	(11.8)	(23.7)
Long-Term Debt	(6.9)	(2.3)	(9.2)

Total Change in Interest Expense	(23.4)	(46.3)	(69.7)

Change in Net Interest Income	$18.5	$(22.9)	$(4.4)

(1) The changes for each category of interest income and expense are divided between the portion of changes attributable to the variance in volume or rate for that category.

(2) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2003	2002	2003	2002

Salaries	$27,972	$30,300	$114,376	$123,601
Incentive Compensation	5,130	3,333	15,747	12,871
Stock Based Compensation	5,128	1,330	9,215	4,553
Commission Expense	1,833	2,809	10,797	9,113
Retirement and Other Benefits	882	2,115	14,353	14,134
Payroll Taxes	2,009	2,159	10,454	10,894
Medical, Dental, and Life Insurance	1,981	1,998	7,371	8,008
Separation Expense	1,474	690	3,967	3,389
Total Salaries and Benefits	$46,409	$44,734	$186,280	$186,563

Bank of Hawaii Corporation and Subsidiaries
Loan Portfolio Balances (Unaudited)	Table 8

(dollars in millions)	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Domestic
Commercial
Commercial and Industrial	$816.2	$843.9	$808.5	$824.9	$875.0
Commercial Mortgage	639.4	629.2	689.7	691.7	591.1
Construction	101.3	92.3	83.6	86.7	127.5
Lease Financing	435.8	426.9	416.9	430.4	427.3
Total Commercial	1,992.7	1,992.3	1,998.7	2,033.7	2,020.9
Consumer
Residential Mortgage	2,320.5	2,329.4	2,222.0	2,305.3	2,131.4
Home Equity	467.0	446.0	450.3	439.1	428.2
Purchased Home Equity	212.5	109.8	145.6	170.9	185.8
Other Consumer	658.8	582.9	554.8	518.5	493.3
Lease Financing	35.3	35.3	34.0	33.8	34.5
Total Consumer	3,694.1	3,503.4	3,406.7	3,467.6	3,273.2
Total Domestic	5,686.8	5,495.7	5,405.4	5,501.3	5,294.1
Foreign	70.4	74.7	66.5	64.1	64.9
Total Loans	$5,757.2	$5,570.4	$5,471.9	$5,565.4	$5,359.0

Selected Concentrations of Credit Exposure (Unaudited)

	December 31, 2003			Sep. 30, 2003	Dec. 31, 2002
(dollars in millions)	Outstanding	Unused Commitments	Total Exposure	Total Exposure	Total Exposure

Air Transportation
Regional Passenger Carriers	$44.0	$12.5	$56.5	$57.6	$57.3
United States Based Passenger Carriers	40.0	—	40.0	39.9	39.6
International Based Passenger Carriers	31.5	—	31.5	31.7	32.1
Cargo Carriers	14.4	—	14.4	14.4	15.0
Total Air Transportation	$129.9	$12.5	$142.4	$143.6	$144.0

Guam
Hotel	$17.7	$—	$17.7	$17.8	$44.4
Other Commercial	135.4	48.8	184.2	183.1	166.0
Consumer	282.5	6.3	288.8	277.5	257.4
Total Guam	$435.6	$55.1	$490.7	$478.4	$467.8

Syndicated Exposure	$244.5	$623.4	$867.9	$873.5	$1,002.1

Exposure includes loans, leveraged leases and operating leases.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 9

(dollars in millions)	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$6.0	$7.8	$8.8	$2.4	$5.9
Commercial Mortgage	9.3	11.0	11.2	17.9	20.3
Construction	—	—	—	—	0.5
Lease Financing	2.2	2.4	2.5	3.2	4.1
Total Commercial	17.5	21.2	22.5	23.5	30.8
Consumer
Residential Mortgage	9.3	9.7	10.2	11.5	13.9
Home Equity	0.5	0.5	—	0.1	0.3
Total Consumer	9.8	10.2	10.2	11.6	14.2
Total Non-Accrual Loans	27.3	31.4	32.7	35.1	45.0

Foreclosed Real Estate	4.4	8.7	9.3	9.1	9.4

Total Non-Performing Assets	$31.7	$40.1	$42.0	$44.2	$54.4

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$0.7	$0.7	$0.5	$—	$0.2
Commercial Mortgage	—	—	—	0.4	0.3
Lease Financing	0.1	—	—	—	—
Total Commercial	0.8	0.7	0.5	0.4	0.5
Consumer
Residential Mortgage	1.4	2.0	1.8	1.6	0.6
Home Equity	—	—	0.1	—	—
Purchased Home Equity	—	0.1	0.1	—	—
Other Consumer	1.3	1.1	0.4	2.3	0.7
Total Consumer	2.7	3.2	2.4	3.9	1.3
Total Accruing and Past Due	$3.5	$3.9	$2.9	$4.3	$1.8

Total Loans	$5,757.2	$5,570.4	$5,471.9	$5,565.4	$5,359.0

Ratio of Non-Accrual Loans to Total Loans	0.47%	0.56%	0.60%	0.63%	0.84%

Ratio of Non-Performing Assets to Total Loans and Foreclosed Real Estate	0.55%	0.72%	0.77%	0.79%	1.01%

Ratio of Non-Performing Assets and Accruing Loans Past Due 90 Days or More to Total Loans	0.61%	0.79%	0.82%	0.87%	1.05%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$40.1	$42.0	$44.2	$54.4	$63.3
Additions	2.3	3.2	11.6	4.8	12.0
Reductions
Payments and Sales of Loans	(3.4)	(1.8)	(4.3)	(5.6)	(6.9)
Return to Accrual	(0.8)	(1.5)	(7.5)	(5.6)	(1.9)
Sales of Foreclosed Assets	(4.4)	(1.0)	(0.7)	(1.1)	(9.4)
Charge-offs/Write-downs	(2.1)	(0.8)	(1.3)	(2.7)	(2.7)
Total Reductions	(10.7)	(5.1)	(13.8)	(15.0)	(20.9)

Balance at End of Quarter	$31.7	$40.1	$42.0	$44.2	$54.4

Bank of Hawaii Corporation and Subsidiaries
Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 10

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in millions)	2003	2003	2002	2003	2002

Balance at Beginning of Period	$132.7	$138.0	$154.5	$142.9	$159.0
Loans Charged-Off
Commercial
Commercial and Industrial	(2.0)	(1.1)	(2.0)	(5.3)	(13.0)
Commercial Mortgage	—	(0.2)	—	(0.6)	(2.9)
Construction	—	—	—	(0.5)	(0.5)
Lease Financing	—	—	(9.6)	(0.3)	(9.9)
Consumer
Residential Mortgage	(0.5)	(0.1)	(0.4)	(1.9)	(3.5)
Home Equity	(0.3)	—	(0.1)	(0.4)	(0.2)
Purchased Home Equity	(0.1)	(0.1)	—	(0.2)	—
Other Consumer	(3.9)	(6.8)	(2.8)	(17.4)	(12.5)
Lease Financing	(0.1)	—	(0.1)	(0.3)	(0.3)
Total Charge-Offs	(6.9)	(8.3)	(15.0)	(26.9)	(42.8)
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	0.9	0.6	1.4	3.9	4.7
Commercial Mortgage	—	—	0.1	0.1	2.1
Construction	—	—	0.2	1.0	0.2
Lease Financing	0.1	—	—	0.1	—
Consumer
Residential Mortgage	0.1	0.5	0.3	1.0	1.1
Home Equity	—	—	—	0.1	0.1
Other Consumer	2.0	1.5	1.3	6.2	6.1
Lease Financing	—	—	0.1	0.1	0.1
Foreign	0.1	0.4	—	0.6	0.7
Total Recoveries	3.3	3.0	3.4	13.1	15.1
Net Loan Charge-Offs	(3.6)	(5.3)	(11.6)	(13.8)	(27.7)
Provision for Loan and Lease Losses	—	—	—	—	11.6
Balance at End of Period	$129.1	$132.7	$142.9	$129.1	$142.9

Average Loans Outstanding	$5,570.9	$5,546.5	$5,210.4	$5,524.4	$5,411.3

Ratio of Net Charge-Offs to Average Loans Outstanding (annualized)	0.26%	0.38%	0.88%	0.25%	0.51%
Ratio of Allowance to Loans and Leases Outstanding	2.24%	2.38%	2.67%	2.24%	2.67%

Totals may not add due to rounding.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11a

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended December 31, 2003
Net Interest Income	$49,617	$33,505	$3,215	$7,015	$93,352
Provision for Loan and Lease Losses	(2,288)	(1,694)	—	3,982	—
Net Interest Income After Provision for Loan and Lease Losses	47,329	31,811	3,215	10,997	93,352
Non-Interest Income	21,051	10,654	15,203	2,529	49,437
	68,380	42,465	18,418	13,526	142,789
Non-Interest Expense	(41,334)	(20,410)	(16,415)	(5,245)	(83,404)
Income Before Income Taxes	27,046	22,055	2,003	8,281	59,385
Provision for Income Taxes	(10,007)	(8,032)	(741)	(1,932)	(20,712)
Allocated Net Income	17,039	14,023	1,262	6,349	38,673
Allowance Funding Value	(130)	(806)	(8)	944	—
GAAP Provision	2,288	1,694	—	(3,982)	—
Economic Provision	(3,309)	(2,870)	(107)	(3)	(6,289)
Tax Effect of Adjustments	444	746	46	1,091	2,327
Income Before Capital Charge	16,332	12,787	1,193	4,399	34,711
Capital Charge	(5,481)	(5,292)	(1,529)	(10,394)	(22,696)
Net Income (Loss) After Capital Charge (NIACC)	$10,851	$7,495	$(336)	$(5,995)	$12,015

RAROC (ROE for the Company)	33%	26%	8%	21%	19%

Total Assets at December 31, 2003	$3,665,571	$2,295,422	$130,206	$3,370,448	$9,461,647

Three Months Ended December 31, 2002(1)
Net Interest Income	$49,998	$35,557	$3,623	$1,040	$90,218
Provision for Loan and Lease Losses	(848)	(10,841)	—	11,689	—
Net Interest Income After Provision for Loan and Lease Losses	49,150	24,716	3,623	12,729	90,218
Non-Interest Income	21,486	8,815	15,850	4,204	50,355
	70,636	33,531	19,473	16,933	140,573
Restructuring and Other Related Costs	—	—	—	(385)	(385)
Information Technology Systems Replacement Project	(782)	—	—	(6,270)	(7,052)
Non-Interest Expense	(43,625)	(27,373)	(16,068)	(2,210)	(89,276)
Income Before Income Taxes	26,229	6,158	3,405	8,068	43,860
Provision for Income Taxes	(9,705)	(1,294)	(1,260)	(2,693)	(14,952)
Allocated Net Income	16,524	4,864	2,145	5,375	28,908
Allowance Funding Value	(163)	(1,380)	(9)	1,552	—
GAAP Provision	848	10,841	—	(11,689)	—
Economic Provision	(3,218)	(3,135)	(127)	(9)	(6,489)
Tax Effect of Adjustments	937	(2,341)	50	3,755	2,401
Income (Loss) Before Capital Charge	14,928	8,849	2,059	(1,016)	24,820
Capital Charge	(5,338)	(5,890)	(1,513)	(16,669)	(29,410)
Net Income (Loss) After Capital Charge (NIACC)	$9,590	$2,959	$546	$(17,685)	$(4,590)

RAROC (ROE for the Company)	30%	16%	15%	(4)%	11%

Total Assets at December 31, 2002	$3,293,761	$2,242,035	$134,954	$3,845,668	$9,516,418

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11b

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Year Ended December 31, 2003
Net Interest Income	$206,135	$136,486	$12,879	$10,442	$365,942
Provision for Loan and Lease Losses	(6,909)	(8,415)	5	15,319	—
Net Interest Income After Provision for Loan and Lease Losses	199,226	128,071	12,884	25,761	365,942
Non-Interest Income	85,380	39,162	61,598	12,580	198,720
	284,606	167,233	74,482	38,341	564,662
Information Technology Systems Replacement Project	(986)	(23)	(333)	(20,529)	(21,871)
Non-Interest Expense	(168,369)	(88,647)	(64,019)	(14,969)	(336,004)
Income Before Income Taxes	115,251	78,563	10,130	2,843	206,787
Provision for Income Taxes	(42,643)	(28,592)	(3,748)	3,391	(71,592)
Allocated Net Income	72,608	49,971	6,382	6,234	135,195
Allowance Funding Value	(595)	(3,987)	(32)	4,614	—
GAAP Provision	6,909	8,415	(5)	(15,319)	—
Economic Provision	(11,932)	(12,095)	(457)	(25)	(24,509)
Tax Effect of Adjustments	2,093	2,848	186	3,941	9,068
Income (Loss) Before Capital Charge	69,083	45,152	6,074	(555)	119,754
Capital Charge	(21,980)	(21,606)	(6,051)	(49,404)	(99,041)
Net Income (Loss) After Capital Charge (NIACC)	$47,103	$23,546	$23	$(49,959)	$20,713

RAROC (ROE for the Company)	35%	23%	11%	0%	15%

Total Assets at December 31, 2003	$3,665,571	$2,295,422	$130,206	$3,370,448	$9,461,647

Year Ended December 31, 2002(1)
Net Interest Income	$203,304	$143,937	$13,263	$9,727	$370,231
Provision for Loan and Lease Losses	(4,061)	(24,902)	(75)	17,422	(11,616)
Net Interest Income After Provision for Loan and Lease Losses	199,243	119,035	13,188	27,149	358,615
Non-Interest Income	83,870	34,497	67,691	12,277	198,335
	283,113	153,532	80,879	39,426	556,950
Restructuring and Other Related Costs	—	—	—	(2,364)	(2,364)
Information Technology Systems Replacement Project	(1,369)	—	—	(12,259)	(13,628)
Non-Interest Expense	(177,079)	(100,977)	(65,898)	(9,303)	(353,257)
Income Before Income Taxes	104,665	52,555	14,981	15,500	187,701
Provision for Income Taxes	(38,725)	(18,221)	(5,543)	(4,032)	(66,521)
Allocated Net Income	65,940	34,334	9,438	11,468	121,180
Allowance Funding Value	(835)	(6,035)	(28)	6,898	—
GAAP Provision	4,061	24,902	75	(17,422)	11,616
Economic Provision	(11,754)	(14,383)	(499)	(17)	(26,653)
Tax Effect of Adjustments	3,155	(1,659)	167	3,901	5,564
Income Before Capital Charge	60,567	37,159	9,153	4,828	111,707
Capital Charge	(21,125)	24,229	(6,110)	(78,777)	(130,241)
Net Income (Loss) After Capital Charge (NIACC)	$39,442	$12,930	$3,043	$(73,949)	$(18,534)

RAROC (ROE for the Company)	32%	17%	16%	6%	10%

Total Assets at December 31, 2002	$3,293,761	$2,242,035	$134,954	$3,845,668	$9,516,418

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended(1)
(dollars in thousands except per share amounts)	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	March 31, 2003	Dec. 31, 2002	Sept. 30, 2002	June 30, 2002	March 31, 2002

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$80,351	$82,715	$85,954	$85,773	$85,945	$89,335	$92,441	$98,645
Income on Investment Securities - Held to Maturity	7,183	6,407	3,083	2,283	3,122	3,963	4,544	5,145
Income on Investment Securities - Available for Sale	19,032	16,483	19,815	22,463	24,088	26,175	26,805	27,193
Deposits	1,169	1,179	1,161	1,307	3,578	5,384	6,011	5,047
Funds Sold	85	248	822	764	834	914	752	1,003
Other	1,007	1,032	1,016	1,189	1,312	1,575	1,395	1,332
Total Interest Income	108,827	108,064	111,851	113,779	118,879	127,346	131,948	138,365
Interest Expense
Deposits	9,433	10,284	13,309	14,447	17,657	20,547	22,166	23,978
Security Repurchase Agreements	1,359	1,947	2,391	2,242	4,585	7,039	8,256	10,293
Funds Purchased	249	271	219	205	255	299	245	231
Short-Term Borrowings	17	26	25	24	217	334	289	649
Long-Term Debt	4,417	4,431	5,422	5,861	5,947	6,946	8,055	8,319
Total Interest Expense	15,475	16,959	21,366	22,779	28,661	35,165	39,011	43,470
Net Interest Income	93,352	91,105	90,485	91,000	90,218	92,181	92,937	94,895
Provision for Loan and Lease Losses	—	—	—	—	—	—	3,324	8,292
Net Interest Income After Provision for Loan and Lease Losses	93,352	91,105	90,485	91,000	90,218	92,181	89,613	86,603
Non-Interest Income
Trust and Asset Management	12,759	12,511	12,545	13,181	13,085	13,655	14,175	14,818
Mortgage Banking	3,324	5,888	6,061	283	4,398	3,669	2,842	7,957
Service Charges on Deposit Accounts	9,442	8,901	8,645	8,950	8,326	7,925	7,956	8,410
Fees, Exchange, and Other Service Charges	13,725	16,034	13,473	12,989	12,963	13,114	13,065	12,452
Investment Securities Gains (Losses)	(20)	639	587	583	612	—	3	—
Insurance	3,597	3,988	3,015	3,080	3,099	2,677	2,563	2,599
Other	6,610	5,830	6,413	5,687	7,872	5,997	7,314	6,789
Total Non-Interest Income	49,437	53,791	50,739	44,753	50,355	47,037	47,918	53,025
Non-Interest Expense
Salaries and Benefits	46,409	45,731	47,711	46,429	44,734	45,371	47,275	49,183
Net Occupancy Expense	9,933	9,806	9,628	9,613	10,638	9,597	9,321	9,593
Net Equipment Expense	7,395	7,301	9,208	9,748	11,077	10,058	9,997	10,121
Restructuring and Other Related Costs	—	—	—	—	385	—	—	1,979
Information Technology Systems Replacement Project	—	4,349	10,105	7,417	7,052	6,576	—	—
Other	19,667	21,690	18,742	16,993	22,827	20,141	22,777	20,547
Total Non-Interest Expense	83,404	88,877	95,394	90,200	96,713	91,743	89,370	91,423
Income Before Income Taxes	59,385	56,019	45,830	45,553	43,860	47,475	48,161	48,205
Provision for Income Taxes	20,712	19,332	15,796	15,752	14,952	17,275	17,145	17,149
Net Income	$38,673	$36,687	$30,034	$29,801	$28,908	$30,200	$31,016	$31,056

Basic Earnings Per Share	$0.70	$0.64	$0.50	$0.49	$0.45	$0.44	$0.43	$0.42
Diluted Earnings Per Share	$0.66	$0.61	$0.48	$0.47	$0.44	$0.43	$0.42	$0.41

Balance Sheet Totals
Total Assets	9,461,647	9,370,755	9,550,934	9,410,210	9,516,418	9,702,700	9,824,065	10,245,021
Net Loans	5,628,095	5,437,730	5,333,896	5,425,343	5,216,151	5,104,857	5,250,216	5,442,601
Total Deposits	7,332,779	7,102,116	7,140,849	6,987,331	6,920,161	6,627,673	6,455,981	6,543,781
Total Shareholders’ Equity	793,132	823,760	913,010	952,007	1,015,759	1,100,706	1,191,072	1,265,907

Performance Ratios
Return on Average Assets	1.66%	1.53%	1.27%	1.31%	1.20%	1.22%	1.23%	1.21%
Return on Average Equity	18.59%	16.69%	12.93%	12.42%	10.72%	10.40%	9.94%	9.97%
Efficiency Ratio	58.41%	61.34%	67.55%	66.44%	68.80%	65.90%	63.45%	61.81%
Efficiency Ratio excluding ITSRP and Restructuring Costs	58.41%	58.34%	60.39%	60.98%	63.51%	61.18%	63.45%	60.47%

(1) Certain 2002 information has been reclassified to conform to 2003 presentation.

Bank of Hawaii Corporation and Subsidiaries
2004 - 2006 Plan (Unaudited)	Table 13

	Year Ended
(dollars in millions, except per share amounts)	2003	2004	2006

Anticipated Financial Results

Operating Income	$229	$243	$301
Information Technology Systems Replacement Project	22	—	—
Provision for Loan and Lease Losses	—	—	26
Provision for Income Taxes	72	86	97
Net Income	$135	$157	$178

Average Assets	$9,378	$9,941	$10,763
Shareholders’ Equity	$793	$733	$733

Economic Performance:
NIACC	$21	$51	$92
RAROC	21%	23%	27%

Performance Ratios:
Diluted Earnings Per Share	$2.21	$2.76	$3.39
Return on Average Assets	1.44%	1.58%	1.65%
Return on Average Equity	15%	20%	24%
Net Interest Margin	4.23%	4.10%	4.12%
Efficiency Ratio excluding ITSRP	59.5%	58.0%	53.0%
Leverage Capital Ratio	8.4%	7.4%	7.0%
Tier 1 Capital Ratio(1)	12.6%	11.4%	10.9%

The 2004 and 2006 information presented above represents anticipated financial results.  Achievement of these results is subject to a number of assumptions, risks, and uncertainties, including those described on page 5 of this release and those set forth from time to time in the Company’s reports filed with the Securities and Exchange Commission.  Actual results could differ materially from these anticipated financial results.

(1) Preliminary for 2003.